UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	000-6529	83-0214692

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

777 Overland Trail (P. O. Box 766), Casper, Wyoming 82601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (307) 237-9330

N/A

(Former name or former address, if changed since last report)

Item 7.01. Regulation FD Disclosure.

     On February 7, 2005, at 11 a.m. Eastern, and at other times thereafter, Stephen Hollis, President and Chief Executive Officer of Double Eagle Petroleum Co., intends to present or distribute the materials attached as Exhibit 99.1 to investors. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1.

     In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This report does not constitute a determination of whether any information included in this report is material.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1 Presentation materials.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2005	DOUBLE EAGLE PETROLEUM CO.
	By:	/s/ Stephen H. Hollis
Stephen H. Hollis,
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Presentation materials.

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